Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	State or Country Under Laws of Which Organized
ACN 105 907 319 Pty Ltd (formerly Megaw & Hogg National Valuers Pty Ltd)	Australia
ACN 108 719 197 Pty Ltd	Australia
ACN 108 794 449 Pty Ltd (formerly Megaw & Hogg Melbourne Pty	Australia
America’s Innovative Insurance Solutions, Inc.	California
BMH Asia Pacific Pty Ltd, t/n COMPARATOR	Australia
Brennan Partners Trust	Australia
CDS Business Mapping, LLC	Connecticut
CompuNet Credit Services, LLC	Delaware
Cordell Information Pty Ltd	Australia
CoreLogic Acquisition Co. I, LLC	Delaware
CoreLogic Acquisition Co. III, LLC	Delaware
CoreLogic Acquisition Co. IV, LLC	Delaware
CoreLogic AG	Switzerland
CoreLogic Australia Holdings Pty Limited	Australia
CoreLogic Australia Pty Limited	Australia
CoreLogic Background Data, LLC	Delaware
CoreLogic Case-Shiller, LLC	Delaware
CoreLogic Commercial Real Estate Services, Inc.	Florida
CoreLogic Credco of Puerto Rico, LLC	Delaware
CoreLogic Credco, LLC	Delaware
CoreLogic Default Information Services, LLC	Florida
CoreLogic Dorado, LLC	California
CoreLogic Flood Services, LLC	Delaware
CoreLogic (India) Services Private Limited	India
CoreLogic Holdings II, Inc.	Delaware
CoreLogic Information Resources, LLC	Delaware
CoreLogic Investments Corporation	Cayman Islands
Corelogic NZ Limited	New Zealand
CoreLogic Rental Property Solutions, LLC	Delaware
CoreLogic SARL	France
CoreLogic Screening Services, LLC	Delaware
CoreLogic Services, LLC	Delaware
CoreLogic Solutions Canada, ULC	British Columbia, Canada
CoreLogic Solutions Limited	United Kingdom
CoreLogic Solutions, LLC	California
CoreLogic Spatial Solutions, LLC	Delaware
CoreLogic Tax Collection Services, LLC	Delaware
CoreLogic Tax Services, LLC	Delaware
CoreLogic Valuation Services, LLC	Delaware
CoreLogic Valuation Solutions, Inc.	California
CSAU Pty Ltd (formerly Carshow.com.au Pty Ltd)	Australia
DataQuick Information Systems, Inc.	Delaware
Decision Insight Information Group (U.S.) I, Inc.	Delaware
Decision Insight Information Group (U.S.) III, LLC	Delaware
EQECAT, Inc.	Delaware

Exhibit 21.1

EVR Services Pty Ltd	Australia
Finiti, LLC*	Delaware
Finiti Group, LLC*	Delaware
Finiti Title, LLC*	Delaware
Finiti Title of Alabama, LLC*	Alabama
First Canadian Credco, Inc.	Ontario, Canada
FNC Holding Company, Inc.	Mississippi
FNC br Services em Tecnologia Dainformacao Ltda	Brazil
FNC Brazil Holding Company, Inc.	Mississippi
FNC Brazil, Inc.	Mississippi
FNC, Inc.	Mississippi
FPS Direct, LLC	Delaware
Happy Home Buying, Ltd.	Cayman Islands
HEAU Pty Ltd (formerly Heavy Equipment.com.au Pty Ltd)	Australia
Jacisa Pty Ltd	Australia
LeadClick Media, LLC	California
Listem Australia Pty Ltd	Australia
Localwise Pty Ltd	Australia
Marshall & Swift/Boeckh (Canada) Ltd.	Canada
Marshall & Swift/Boeckh, LLC	Delaware
Multifamily Community Insurance Agency, LLC	Maryland
Myrp.com.au Pty Ltd	Australia
New Decision Insight Information Group (U.S.) III, Inc.	Delaware
PropertyWeb Pty Ltd	Australia
Real Soft Pty Ltd	Australia
Realtor.com.au Pty Ltd	Australia
RELS, LLC	Delaware
RELS Management Company, LLC	Delaware
RELS Title Services, LLC	Delaware
RES Direct, LLC	Delaware
RP (HK) Data Limited	Hong Kong
RP Data New Zealand Ltd	New Zealand
RP Data Pty Ltd	Australia
RP Data Radio Show Pty Ltd	Australia
RP Data Valuation Services Pty Ltd	Australia
Servicios Profesionales Atlas, S. de R.L. de C.V.	Mexico
Soluciones Prediales de Mexico, S. de R.L. de C.V.	Mexico
Speedy Title & Appraisal Review Services, LLC*	Delaware
Statistics Data, Inc.	Delaware
Teletrack, LLC	Georgia
Teletrack UK Limited	United Kingdom
Valex Group Pty Ltd	Australia
Valuation Exchange Pty Ltd	Australia
Valuation Ventures, LLC	Delaware

*    Not wholly owned